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Exhibit 10.20





July 18, 2000

VIA FEDERAL EXPRESS

Centerville ALF, Inc.
Medina ALF, Inc.
Shippensburg ALF, Inc.
c/o Ocwen Financial
1675 Palm Beach Lakes Boulevard, Suite 900
West Palm Beach, FL  33401
Attn: Secretary and Vice President of Multifamily Finance

         Re:      Balanced Care Corporation ("BCC")
                  BCC Development and Management Co ("Developer")

Dear Sir or Madam:

         Reference is made to those certain Development Agreements identified on
Schedule 1 attached hereto and any documents executed thereunder or in connection therewith, including without limitation the Leases (together with any amendments thereto, collectively, the "Transaction Documents"), under which the Facilities at the locations described on Schedule 1 are leased in favor of the Owners, as landlords. The Facilities are leased by either wholly owned subsidiaries of BCC or entities in which BCC or its designee has the option to acquire all of the assets and/or equity of such entities (the "Tenants") and are managed by wholly owned subsidiaries of BCC (the "Managers"). Any terms used but not defined herein shall have the meanings ascribed to such terms in the Development Agreements.

         Notwithstanding anything to the contrary contained in any of the Transaction Documents, the Owners hereby acknowledge and agree that the following shall not constitute an Event of Default or Default under any of the Transaction Documents:

                  1. The acquisition at any time, or from time to time (whether prior to the date of the Transaction Documents or after), by one or more of:
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                  (a)      Paul Reichmann or any member of his family or any
                           entity controlled by him or any of them, or any entity sponsored or managed by any of the foregoing, or

                  (b) any trust for the benefit of Paul Reichmann or any one or more members of his family or any entity controlled by such a trust, including without limitation RH Investments Limited, a Cayman Islands corporation ("RH"), VXM Investments Limited, a Cayman Islands corporation ("VXM"), LXB Investments Limited, a Cayman Islands corporation ("LXB"), IPC Advisors S.a.r.l., a Luxembourg corporation ("IPC"), and/or any Affiliate of VXM, RH, LXB or IPC, or any entity sponsored or managed by any of the foregoing.

                  (all such persons and entities referenced specifically or generically in subsections (a) and (b) of this Section 1 being referred to herein collectively as "Reichmann Entities"), acting separately or in concert, of securities of BCC that entitle the holder(s) of the beneficial interest(s) in sufficient Voting Stock (as defined below) of BCC to permit one or more Reichmann Entities (acting separately or in concert) to vote for a majority of the board of directors of BCC (hereinafter, each a "Consented Transaction"); provided, however, that a Consented Transaction shall in no event include the sale or other transfer by one or more Reichmann Entities of Voting Stock in BCC or ownership interests in any Reichmann Entities to one or more persons not otherwise constituting Reichmann Entities that would otherwise constitute an Event of Default or Default with respect to BCC under the Transaction Documents.

                  As used in Section 1 above, (A) the term "Voting Stock" shall collectively mean (i) any and all classes of capital stock of a corporation to which any voting rights are ascribed to the holders thereof, at law or by contact, together with (ii) any contracts for the purchase of such stock already issued by that corporation, (iii)
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                  subscriptions for the purchase of such stock to be issued by that corporation, (iv) options to purchase such stock, (v) warrants for such stock, (vi) securities convertible into such stock, (vii) voting trusts, proxies, or other agreements or understandings with respect to the voting of such stock, or
                  (viii) purchase rights, exchange rights, or other contracts or commitments that could require that corporation to sell, transfer, or otherwise dispose of any such stock or that could require that corporation to issue, sell or otherwise cause to become outstanding any of such stock; and (B) the term "entity" shall include (without limitation) any corporation, partnership, limited partnership, joint venture, syndicate, trust or other entity.

         BCC hereby agrees to provide notice to you of the exercise of any of the rights described above or the transfer or acquisition of the Voting Stock or equitable or beneficial interests of any of the Balanced Care Entities (as hereinafter defined).

         In consideration of the agreements set forth herein, the undersigned BCC, Developer, Balanced Care at Shippensburg, Inc., Balanced Care at Medina, Inc., and Balanced Care at Centerville, Inc. (collectively, the "Balanced Care Entities") hereby agree, jointly and severally that:

         1. None of them has any claim, counterclaim, or cause of action against any of the addresses of this letter or Ocwen Federal Bank, F.S.B. or Ocwen Financial Corporation, or any officer, director or shareholder thereof, and

         2. The Transaction Documents are in full force and effect and there exists no claim by any of the foregoing Balanced Care Entities as to the validity or enforceability with respect to any of the Transaction Documents.

         3. We understand that you acknowledge that certain of the undersigned have outstanding draw requests under certain Transaction Documents and that the provisions of 1 and 2 above shall not terminate these requests. The undersigned acknowledged and agree, however, that the
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funding of the draw requests shall be governed by the terms and conditions of the Transaction Documents.

         The undersigned Balanced Care Entities hereby covenant and agree with you that during the Option Period (as hereinafter defined) that the following restrictions shall be applicable and the breach thereof shall constitute an Event of Default under the Transaction Documents:

         1. neither the Balanced Care Entities, any other direct or indirect subsidiary of Balanced Care (the "BCC-Subs") nor the Reichmanns Entities shall acquire, contract to acquire, make any investment in or otherwise acquire any interest whatsoever in any of the real property or operations managed, leased or under option by BCC, the Balanced Care Entities or any of the BCC-Subs ("Acquired Interest") and

         2. the Balanced Care Entities and the BCC-Subs shall not acquire, contract to acquire, make any investment in or otherwise acquire any interest whatsoever in any other person or entity;

                  in each case in 1 and 2 without first closing the acquisition of one or more of the assets affected by the Transaction Documents ("Existing Assets").

         The number of assets to be acquired by the undersigned shall correspond to the number of assets affected by the Acquired Interest. For example, if the undersigned or any of them or any combination of them or their affiliates acquires an interest in one entity then such acquiring entities shall acquire one of the Existing Assets.

         All acquisitions shall be governed by the option agreements contained in the Transaction Documents. The Existing Assets shall be acquired in the following order to the extent such applicable option period has not already expired:

         1.       Medina
         2.       Shippensburg; and
         3.       Centerville.

         The term "Option Period" shall mean the period from May 1, 2003 through and including April 30, 2004.
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         The undersigned agree that the obligations under this letter agreement are binding and enforceable against the Balanced Care Entities; such obligations are joint and several among them and that time is of the essence of such obligations. This letter agreement shall be governed by the laws of the State of Florida. The Balanced Care Entities acknowledge and agree that they are in common enterprise of the ownership and operation of senior and assisted living facilities, and accordingly, each of them has received good and adequate consideration in connection with the execution and delivery of this letter agreement.

         Should you have any questions or comments regarding the foregoing, please contact me at 717-796-6135. BCC would like to thank the Owners in advance for their consideration of this matter.

                                   BALANCED CARE CORPORATION

                                   By: /s/ Robin L. Barber
                                      Name: Robin L. Barber
                                      Title: Senior Vice President and
                                             Legal Counsel & Assistant Secretary

                                   BCC DEVELOPMENT AND MANAGEMENT CO.

                                   By: /s/ Robin L. Barber
                                      Name: Robin L. Barber
                                      Title: Vice President and Secretary

                                   BALANCED CARE AT SHIPPENSBURG, INC.

                                   By: /s/ Robin L. Barber
                                      Name: Robin L. Barber
                                      Title: Vice President and Secretary

                                   BALANCED CARE AT MEDINA, INC.

                                   By: /s/ Robin L. Barber
                                      Name: Robin L. Barber
                                      Title: Vice President and Secretary
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                                   BALANCED CARE AT CENTERVILLE, INC.

                                   By: /s/ Robin L. Barber
                                      Name: Robin L. Barber
                                      Title: Vice President and Secretary

ACKNOWLEDGED AND AGREED TO THIS 18th day of July, 2000.

                                        CENTERVILLE ALF, INC.

                                        By: /s/ C. Peter Woodman
                                           Title: Vice President
                                           Name: C. Peter Woodman

                                        MEDINA ALF, INC.

                                        By: /s/ C. Peter Woodman
                                           Title: Vice President
                                           Name: C. Peter Woodman

                                        SHIPPENSBURG ALF, INC.

                                        By: /s/ C. Peter Woodman
                                           Title: Vice President
                                           Name: C. Peter Woodman

                                        BALANCED CARE/REICHMANN ENTITIES
                                        Acquisition Letter of July 2000

                                        READ AND APPROVED:

                                        MANUFACTURERS AND TRADERS TRUST
                                        COMPANY

                                        By: /s/ E.S.
                                           Title: Vice President
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                                   SCHEDULE I

              FACILITY LOCATIONS, OWNERS AND DEVELOPMENT AGREEMENTS

Location             Owner                      Development Agreement

Centerville, OH      Centerville ALF, Inc.      Development Agreement
                                                dated as of March 31, 1998

Medina, OH           Medina ALF, Inc.           Development Agreement
                                                dated as of December 31, 1997

Shippensburg, PA     Shippensburg ALF, Inc.     Development Agreement
                                                dated as of March 31, 1998